UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2003

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702

    (Address of Principal Executive Offices)         (Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

c) Exhibits

99.1 Text and financials of Unizan Financial Corp. release dated October 27, 2003

Item 9.	Regulations FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

CANTON, Ohio – October 27, 2003 – Unizan Financial Corp. (Nasdaq: UNIZ) today announced its third quarter 2003 financial results. Net income for the third quarter was $6.8 million, or $0.31 per diluted share. This compares with net income of $9.0 million, or $0.40 per diluted share, for the third quarter of 2002, and net income of $6.8 million, or $0.30 per diluted share, for the second quarter of 2003. Net income decreased 23.9 percent and diluted earnings per share decreased 22.5 percent compared with the third quarter of 2002, while net income increased 0.9 percent and diluted earnings per share increased 3.3 percent compared with the second quarter of 2003.

This information furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2003	UNIZAN FINANCIAL CORP.

	By:	/s/ James J. Pennetti
	Its:	EVP & Chief Financial Officer